Exhibit 10.20A
SONICS, INC.
RESTATED AND AMENDED
TECHNOLOGY LICENSE AGREEMENT
FOR TOSHIBA*
     This Restated and Amended Technology License Agreement (the “Agreement”) is entered into this 26th day of March, 2003 (the “Effective Date”) its date of actual execution notwithstanding by and between Sonics, Inc., a Delaware corporation with principal offices at 2440 West El Camino Real, Suite 600, Mountain View, California 94040 (“Sonics”), and Toshiba Corporation, a Japanese corporation with principal offices at 1-1, Shibaura 1-Chome, Minato-Ku, Tokyo 105-8001, Japan (“Licensee”).
     WHEREAS, Sonics develops and licenses intellectual properties (“IP”) in the field of on chip or system on chip (“SOC”) communication networks that connect IP cores used by Licensee to optimize, improve, configure and automate on-chip communications;
     WHEREAS, Licensee wishes to license certain Sonics products as listed in the Technology Schedule attached to this Agreement, which Technology Schedule shall be governed by the terms and conditions of this Agreement;
     WHEREAS Sonics and Licensee have previously entered into a licensing agreement for Sonics technology with an effective date of March 29, 2002 for use in the development and design of Licensee’s Valiant Device (“Valiant Agreement”), and Sonics and Licensee desire that the Valiant Device continue to be governed by the provisions of the Valiant Agreement;
     WHEREAS, Sonics and Licensee’s Subsidiary, Toshiba America Electronics Components, Inc. (“TAEC”), have previously entered into a licensing agreement for Sonics technology with an effective date of March 30, 2002 (“TAEC Agreement”), and Sonics and Licensee desire to, and upon the Effective Date of this Agreement hereby do, terminate the TAEC Agreement (subject to the agreement of TAEC), provided, however, that (i) any provisions of the TAEC Agreement that survive under the terms of the TAEC Agreement shall not be affected by the termination herein, and (ii) TAEC may continue to design and develop the Hidden Dragon Device under the terms and conditions of this Agreement; and
     WHEREAS the parties entered into a Technology License Agreement with an effective date of March 26, 2003 (the “Original TLA”), which the parties wish to modify to reflect changes acceptable to both;
     NOW, THEREFORE, THE PARTIES HERETO AGREE TO AMEND AND RESTATE THE ORIGINAL TLA AS FOLLOWS:
1. Definitions.
     1.1 “ASP” means the average selling price of the Device as determined by the aggregate Net Sales realized by Licensee during a given calendar quarter divided by the net quantity (shipments less returns) of the Device Sold during the same calendar quarter. When a non-Toshiba fabrication facility (except for the fabrication facilities Licensee controls by stock ownership or contract. such fabrication facility, “Non-Toshiba Fabrication Facility”) is used to produce Devices, the term “Licensee” in this Section 1.1 shall be substituted with “Sublicensee,” as necessary, in order to calculate royalty amounts due under this Agreement.

* [***]:	Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     1.2 “Commencement Notice” means the formal, written notice from Licensee to Sonics informing Sonics of the beginning of a new design project by Licensee, a Subsidiary, or a Sublicensee using the Deliverables in substantially the form attached hereto as Exhibit C.
     1.3 “Confidential Information” means all technical, financial, commercial, legal or other information disclosed in writing under this Agreement which is clearly marked at the time of disclosure as being “Confidential” or “Proprietary,” in whatever form or media, that is not generally known to the public, and includes, without limitation, the Deliverables, databases and netlists generated with the Deliverables and the commercial intentions of the parties. Any information disclosed orally shall be considered to be Confidential Information only if the information is identified as Confidential Information at the time of disclosure and is then reduced to writing, marked “Confidential” or “Proprietary” and transmitted to the receiving party within thirty (30) days after such disclosure.
     1.4 “Deliverables” means those deliverables relating to the Licensed Technology identified in the Technology Schedule including, without limitation, all Licensed Tools, Documentation, Updates, copies, enhancements, and upgrades thereto, and all modifications of the above that may be issued by Sonics from time to time as part of its Maintenance, regardless of the form or media in or on which they may exist.
     1.5 “Device” means any semiconductor device (other than “Valiant”, the license for which has been properly granted under the Valiant Agreement) developed by or for Licensee which incorporates the Sonics Licensed Core, as described in the Technology Schedule. [***].
     1.6 “Documentation” means the descriptions, diagrams, specifications, technical notes, manuals and designs including, without limitation, copies, Updates and modifications, regardless of the form or media in or on which they may exist, related to the Licensed Technology.
     1.7 “Effective Date” shall be the date this Agreement is entered into by Licensee and Sonics as indicated at the beginning of the Agreement.
     1.8 “Licensed Technology” shall mean, collectively, the Licensed Tools, the Documentation, the Sonics Licensed Core, and other technical information to be provided under this Agreement, including but not limited to, technical information related to Design Data, Synthesis & Simulations, Timing Analysis and Verification & Test.
     1.9 “Licensed Tools” shall mean the tools used to generate the Sonics Licensed Core as described in Section 2 entitled “Deliverables,” of the Technology Schedule.
     1.10 “Maintenance” shall have the meaning set forth in the Technology Schedule.
     1.11 “Net Sales” means the gross sales amount invoiced to customers of Licensee for Devices, less amounts invoiced for returned goods for which a refund is given, and less charges for insurance, handling, duty, freight and taxes where such items are included in the invoiced price. Except for “Nonmarket Dispositions” subject to Section 5.3 of this Agreement, in the case of Devices transferred within Licensee for resale, only the final sale by Licensee shall be included in the Net Sales amount. Net Sales shall include the full fair market value of all Devices Sold and shall not be reduced by any offsets or tradeoffs by Licensee against any amounts invoiced to customers of Licensee for Devices. When a Non-Toshiba Fabrication Facility is used to produce Devices, the term “Licensee” in this Section 1.11 shall be substituted with “Sublicensee,” as necessary, in order to calculate royalty amounts due under this Agreement.
     1.12 “Sale” or “Sold” shall mean a transaction where Licensee (or any Sublicensee of Licensee pursuant to Section 2.1(c) below) ships, sells, leases, transfers, or otherwise disposes of Devices for fair value.
     1.13 “Sonics Intellectual Property Rights” means all patents, patent applications, copyrights, and other intellectual property rights in all countries of the world, which are owned by Sonics or licensed to Sonics with the right to grant sublicenses of the scope granted herein without payment of royalties.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     1.14 “Sonics Licensed Core” shall mean the SiliconBackplane™ MicroNetwork and/or MemMax™ Memory Scheduler, as described in the Technology Schedule, to be integrated into Licensee’s Device, which is generated by using the Deliverables listed and described in the Technology Schedule and licensed by Sonics to Licensee pursuant to the terms and conditions of this Agreement.
     1.15 “Sublicensee” shall mean a third-party customer (except for Subsidiaries, which are properly and separately sublicensed under Section 2.1) of Licensee with whom Licensee has agreed to cooperate in the design or manufacture of Devices for sale or distribution by Sublicensee and with whom Licensee has entered into a Sublicense Agreement.
     1.16 “Sublicense Agreement” shall mean an agreement between Licensee and a third-party (Sublicensee) granting such third-party some or all of the sublicense rights contained in Section 2.1(c) and further containing the minimum Sublicense Agreement provisions of Exhibit D hereto.
     1.17 “Subsidiary” means a corporation, company or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter owned or controlled, directly or indirectly, by Licensee.
     1.18 “Technology Schedule” shall mean the schedule attached hereto as Exhibit A. The Technology Schedule shall be governed by and subject to all terms and conditions set forth in this Agreement. The parties may execute subsequent Technology Schedules with later effective dates, which shall form part of and be governed by and subject to all terms and conditions set forth in this Agreement.
     1.19 “Term” means the duration of any license granted pursuant to this Agreement as set forth in the Technology Schedule, unless sooner terminated in accordance with Section 7
     1.20 “Trademarks” shall mean all representations of Sonics’ name, product names, markings and logos.
     1.21 “Updates” means any changes, corrections or additions to the Deliverables that are made generally available by Sonics to its licensees during any period in which Licensee is obtaining Maintenance from Sonics pursuant to Section 4.4 of this Agreement, and that are not offered by Sonics, in its sole discretion, as separately priced new products or options to existing products. For the sake of clarity, any updates, changes, upgrades, or modifications developed by Sonics during the Term of this Agreement to the Licensed Technology shall be construed as an Update, provided, however, that new products developed by Sonics with different architectures shall not be construed as Updates.
2. License Grant.
     2.1 License. Subject to the terms and conditions of this Agreement, Sonics hereby grants to Licensee a nonexclusive, nontransferable and worldwide license under Sonics Intellectual Property Rights, to: (a) internally use the Deliverables for the design and development of Devices and for the Term indicated in the Technology Schedule; (b) manufacture, have manufactured, sell, import, and otherwise distribute and dispose of (subject to the payment of royalties under Section 5.2 below) the Devices developed under the license granted in Sections 2.1(a) and 2.8; and (c) subject to the provisions of Section 2.10, sublicense to Sublicensees (i) the rights and licenses in the same scope as granted in Sections 2.1 (a) and 2.8 and (ii) the rights to manufacture, and have manufactured Devices and (iii) the rights to sell, import, and otherwise distribute the Devices developed and manufactured under the licenses granted in Section 2.1(c)(i) and (ii), and further subject to the payment of license fees and royalties under Section 5 below and under Section 7 of the Technology Schedule. In addition, notwithstanding any provision to the contrary elsewhere in this Agreement, Licensee shall have the right to sublicense to Subsidiaries the rights and licenses in the same scope as granted to Licensee under this Agreement; provided however, that such Subsidiaries shall agree to be bound by substantially the same terms as are applicable to Licensee in this Agreement.
     2.2 Restrictions on Use.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

          (a) The Deliverables may not be used for the development of aviation, medical, military, nuclear, or any ultra hazardous applications. Licensee may use the Deliverables countries outside of the United States or Japan (“Third Countries”). In addition to the compliance obligations of both parties in connection with Section 8.11, Licensee shall use due-diligence to ensure compliance with, and be responsible for obtaining at its own costs, any necessary governmental licenses, registrations or permits for the use or transmittal of the Deliverables to Third Countries and shall indemnify Sonics for any damages to Sonics arising out of the failure to obtain any such necessary governmental licenses, registrations or permits.
          (b) Licensee may use, import, export, offer for sale, and sell or otherwise distribute the Device only as provided in the Technology Schedule.
          (c) Licensee may use and copy the Deliverables internally solely for the purposes of exercising its rights and performing its obligations under this Agreement, subject to the terms and conditions of this Agreement.
          (d) Licensee may not reverse engineer any Deliverables not delivered in source format (the “binary materials”) nor may Licensee decompile, disassemble, or otherwise reduce the binary materials or any component thereof to human-readable or non-binary form.
          (e) The Deliverables may be placed on file server(s) only if access to such server(s) is restricted to a known set of computer systems. For clarity, for the purpose of this subsection (e), the “Deliverables” shall not include any RTL, test bench or similar technology, which is automatically generated utilizing Sonics’ Tools, including, but not limited to, those as described in Exhibit A 2. Deliverables.
          (f) The Deliverables shall be protected using, at a minimum, native operating system permissions capabilities to restrict all access (including read access) to a known and specific group of users, each of whom has a need to use the Deliverables, or using an equivalent system which provides for similar protection of the Deliverables.
          (g) The Deliverables may be backed up only to a medium which is also protected as required for other Deliverables.
          (h) Licensee shall prevent remote access to the Deliverables from other locations by any party other than Licensee’s employees that need to have access. Should files move to another system, whether or not remote, the same access limitations shall apply. For clarity, for the purpose of this subsection (h), the “Deliverables” shall not include any RTL, test bench or similar technology which is automatically generated utilizing Sonics’ Tools, including, but not limited to, those as described in Exhibit A 2. Deliverables.
          (i) Licensee agrees to restrict access to the Deliverables solely to those of its employees who have a need to use the information in performing Licensee’s duties and exercising Licensee’s rights under this Agreement. As used in this Agreement, “access” means having the capability to view, copy, display, print, transfer, or otherwise manipulate or have exposure to any tangible or electronic form of the Deliverables. Licensee agrees to use its commercially reasonable efforts to maintain a list of all individuals who at any time actually have access to or have had access to the Deliverables or any portion thereof. Licensee agrees to comply with the requests of Sonics, from time to time, to provide Sonics with such list.
     2.3 Proprietary Markings. To the extent practicable, Licensee shall take reasonable actions to apply appropriate patent, copyright, trademark and other proprietary notices to protect the Documentation and Sonics’ Confidential Information, as necessary and appropriate.
     2.4 Trademarks. Licensee shall not use any Sonics Trademarks without the prior written approval of or except under a separate agreement with Sonics.
     2.5 Copying. No copies of the Deliverables, other than as permitted under Section 2.2(c) hereof, shall be made without Sonics’ prior written consent.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     2.6 Limitations. No license or other right is granted, by implication, estoppel or otherwise, to Licensee under any patents, Confidential Information or other intellectual property or proprietary rights now or hereafter owned or controlled by Sonics except for the licenses and rights expressly granted in this Agreement. Licensee further acknowledges that, other than as specifically provided herein, the scope of the license granted hereunder does not permit Licensee to (a) disclose the source code of any aspect of the Deliverables, in whole or in part, to any third party; (b) distribute the Deliverables to third parties; (c) sublicense or manufacture as a standalone product the Deliverables (or any portion thereof); (d) modify the Deliverables (or any portion thereof) except as expressly set forth in this Section 2; (e) translate, create derivative works of or otherwise reproduce the Deliverables (or any portion thereof), except as expressly set forth in this Section 2; (f) decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any source code, underlying ideas, underlying user interface techniques or algorithms of the Deliverables (or any portion thereof) by any means whatsoever, or disclose any of the foregoing; (g) provide, lease, lend, or use for timesharing or service bureau purposes the Deliverables (or any portion thereof); (h) use or allow others to use the Deliverables for the benefit of third parties except as provided in this Agreement; or (i) use the Deliverables to develop functional equivalents of the Deliverables (or any portion thereof); provided, however, Licensee retains the right to use other on-chip interconnection technology and to develop proprietary technology for interconnecting cores, both of which are wholly independent of and separate from the Deliverables.
     2.7 Confidentiality of Agreement. Except as expressly provided herein, each party agrees that the terms and conditions of this Agreement and the Technology Schedule shall be treated as confidential and that neither party will disclose the terms or conditions of this Agreement or the Technology Schedule to any third party (excluding Subsidiaries and Sublicensees as provided under Section 2.1 above, and independent contractors (as provided for in Section 2.8 below) without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement, to the extent necessary: (a) as required by any court or other governmental body; (b) as otherwise required by law; (c) in confidence to legal counsel of the parties, accountants, and other professional advisors; (d) in confidence, to banks, investors and other financing sources and their advisors; (e) in connection with the enforcement of this Agreement or rights under this Agreement; or (f) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction. With respect to disclosure required by a court, governmental order or otherwise required by law, the party required to disclose shall provide prior notification of such impending disclosure to the other party and use all reasonable efforts to preserve the confidentiality of the terms of this Agreement and the Technology Schedule in complying with such required disclosure, including obtaining a protective order to the extent reasonably possible. With regard to disclosure to “other professional advisors” as provided in (c) above or to the parties described in (d) above (collectively referred to herein as “Advisors”), the disclosing party may disclose the terms and conditions of this Agreement and the Technology Schedule to such Advisors provided such Advisors enter into written agreements under which they agree to be bound by confidentiality obligations substantially similar to the provisions of this Agreement.
     2.8 Independent Contractors. Sonics recognizes that Licensee may use one or more independent contractors to design and develop the Device, and that Licensee shall have the right to delegate responsibilities to such independent contractors provided, however, that prior to any disclosure to such independent contractors of any of Sonics’ Confidential Information, such independent contractors shall enter into written agreements under which they acknowledge and agree (i) that the Deliverables and other Confidential Information of Sonics may be used only for the design and development of the Device; (ii) that all work performed by such independent contractors shall be wholly owned by Licensee; (iii) to be bound by provisions substantially similar to the provisions of this Agreement; and (iv) that Sonics makes no warranties of any kind and assumes no liability with respect to any third parties under this Agreement. Licensee shall, upon request, inform Sonics of the identify of such independent contractors. When such independent contractors are anything other than self-employed individuals, Licensee will submit an approval form in substantially the form attached hereto as Exhibit B (the “Approval Form”), and will await Sonics’ approval before disclosing any Sonics Confidential Information to them. Sonics, for its part, agrees that approvals shall not be unreasonably withheld or delayed.
     2.9 Liability for Third Party Actions. Notwithstanding any provision set forth in this Agreement to the contrary, Licensee shall be liable for all actions undertaken by any Sublicensees and Subsidiaries licensed pursuant to Section 2.1, by any independent contractors pursuant to Section 2.8, or the misuse of Confidential information provided to third-parties under Section 8.3.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     2.10 Additional Sublicense Restrictions. In addition to any other applicable restrictions contained herein, Licensee may only exercise the rights to grant sublicenses to the Licensed Technology in Section 2.1(c) to Sublicensees under the following conditions:
          (a) Licensee shall notify Sonics in advance of its desire to sublicense to a Sublicensee, and Sonics shall (within a reasonable time) approve or disapprove, at Sonics sole discretion, such sublicense, provided, however, that Sonics shall endeavor to approve all sublicenses to entities that do not compete with Sonics’ technology or products or do not represent a risk to unauthorized dissemination of the Licensed Technology or Confidential Information.
          (b) Any Sublicensee sublicensed shall enter into a Sublicense Agreement with Licensee incorporating at a minimum the provisions in Exhibit D hereto and Sonics shall have access upon written request to Licensee to all completed Sublicense Agreements, which shall be the Confidential Information of Licensee, provided, however, that Licensee may redact from such Sublicense Agreements any monetary terms or royalties paid by such Sublicensee.
          (c) Sonics shall issue and deliver any Deliverables to Sublicensees directly and Licensee shall not be permitted to transfer Deliverables directly to Sublicensees.
3. Proprietary Ownership Rights.
     Except for the rights and licenses expressly granted to Licensee in this Agreement, and except for any third party software which may be included as a part of the Deliverables and which Sonics has the rights to license, Sonics retains all right, title, ownership and interest in and to the Trademarks, Deliverables, the design techniques and Documentation associated therewith, including, without limitation, all intellectual property rights embodied therein, and all subsequent copies, modifications, revisions, upgrades and Updates of any of the foregoing, regardless of the form or media in or on which the original and other copies may exist. This license shall not constitute a sale of the Deliverables, the design techniques and Documentation associated therewith, or any copies thereof.
4. Acceptance; Support.
     4.1 Delivery. Sonics shall deliver to Licensee the Deliverables subject to this Agreement pursuant to the terms of delivery set forth in the Technology Schedule attached hereto.
     4.2 Acceptance. If Licensee does not provide written rejection of the Deliverables within thirty (30) days after receipt of the Deliverables by Licensee, the Deliverables shall be deemed accepted by Licensee. Licensee shall be entitled to finally refuse to accept the Deliverables in the event that the Deliverables fail to perform in accordance with the accompanying specifications or Documentation in any material respect and in the further event that such failure cannot be reasonably remedied by Sonics within thirty (30) days following receipt of written notice from Licensee.
     4.3 Return of Deliverables. The Deliverables shall be returned to Sonics within thirty (30) days of the expiration or termination of this Agreement and Licensee shall thereafter immediately destroy all copies of all Deliverables whether in electronic or any other form.
     4.4 Support. Sonics will provide Maintenance and support and Engineering Services (as defined in the Technology Schedule) to Licensee as set forth in the Technology Schedule. Sonics has no obligation to provide Licensee with Maintenance and support services or Engineering Services other than as set forth in the Technology Schedule.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

5. Fees and Royalties.
     5.1 License Fees. Licensee will pay Sonics a nonrefundable license fee as indicated on the Technology Schedule for the licenses granted to Licensee, Subsidiaries or Sublicensees in Section 2 of this Agreement according to the terms set forth in this Agreement and the Technology Schedule.
     5.2 Royalties. Licensee shall pay to Sonics a royalty as indicated on the attached Technology Schedule based on Net Sales of all Devices Sold by Licensee, Subsidiaries or Sublicensees.
     5.3 Nonmarket Dispositions. In the event that a Device is Sold or disposed of in circumstances in which the selling price is established on other than an arms length basis, “Net Sales” shall be deemed to be the volume of the Device multiplied by the ASP (adjusted for refunded returns and other adjustments as set forth in Section 1.10) earned by Licensee, Subsidiaries or Sublicensees during such quarter on Sales of the Device to unaffiliated customers in arms length Sales.
     5.4 Maintenance Fees. Licensee will pay Sonics a nonrefundable maintenance fee as indicated on the Technology Schedule for the Maintenance and support provided to Licensee in Section 4.4 of this Agreement according to the terms set forth in this Agreement and the Technology Schedule. Sonics shall not have to provide Maintenance for any Devices for which it has not received a Commencement Notice.
     5.5 Special Provision. [***].
6. Payment and Accounting.
     6.1 Records and Audits. With respect to the royalties set forth herein, Licensee shall keep complete and accurate records. These records shall be retained for a period of three (3) years from the date of payment (but no later than two (2) years after any termination of this Agreement). Sonics shall have the right to examine and audit, at Sonics’ cost, through an independent certified public accountant not more than once a year, during normal business hours and with twenty (20) business days prior written notice, all such records. Prompt adjustment shall be made to compensate for any errors and/or omissions disclosed by such examination or audit that results in an underpayment or overpayment of royalties hereunder. Upon notice by Sonics of such shortfall, Licensee shall pay Sonics the amount of such shortfall in full within thirty (30) business days. If any such audit or inspection uncovers a shortfall in payments to Sonics of more than five percent (5%) for the period being audited, Licensee agrees to pay Sonics interest at one and one-half percent (1-1/2%) per month from the original due date, or the maximum rate permitted by law for such late fee, whichever is less, and, in addition, Licensee agrees to reimburse Sonics for that full auditing expense upon written request by Sonics.
     6.2 Reports and Payment Terms. Within forty-five (45) days after the end of each fiscal quarter of Licensee, Licensee shall furnish to Sonics a statement showing the amount of Net Sales, ASP (only in the case of Section 5.3) and royalties payable on Devices Sold. If no products subject to royalty have been Sold or put into use, that fact shall be shown on such statement, provided that, in no event shall Licensee be obligated to furnish such statement until the first Sale of the Device occurs. Also, within such forty-five (45) day period, Licensee shall pay to Sonics the royalties payable hereunder for such fiscal quarter. All royalty and other payments to Sonics hereunder shall be in United States dollars. All royalties based on sales in currencies other than United States dollars shall be converted to United States dollars according to the official currency exchange rate quoted by Bank of Tokyo Mitsubishi on the date such payment is made. The payment shall be transmitted by telegraphic wire transfer to the following bank account or to such other bank account as Sonics may notify Licensee in writing:
Silicon Valley Bank
3003 Tasman Drive
Santa Clara, California 95054
ABA #121140399
For credit to: Sonics, Inc., Account #3300049070

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     6.3 Taxes. The amount of any present or future sales, revenue, excise, levies or other tax (excluding all taxes relating to Sonics’ income), withholding or duty applicable to the products and/or services covered by this Agreement or the possession or use thereof imposed by any country in any form whatsoever and of whatever nature, shall be added to the prices and fees hereof and shall be paid by Licensee, or in lieu thereof Licensee shall provide Sonics with a tax exemption certificate acceptable to the appropriate taxing authorities. Any income tax which Licensee is required by law to pay or withhold on behalf of Sonics with respect to any fees payable to Sonics under this Agreement may be deducted from the amount of such fees due, provided, however, that in regard to any such deduction, Licensee shall furnish to Sonics the certificate evidencing the deduction as soon as practicable after the actual tax payment.
     6.4 Invoices. Sonics shall submit invoices to Licensee for all sums, except for royalties, due under this Agreement and Licensee shall pay such invoices within forty-five (45) days of their receipt by Licensee.
7. Term and Termination.
     7.1 Term. The Term of this Agreement shall be as set forth in the Technology Schedule, unless sooner terminated in accordance with this Section 7. Any and all renewals of any Term with regard to the Technology Schedule shall be subject in their entirety to the terms and conditions of this Agreement.
     7.2 Breach. If either party breaches a material provision of this Agreement and does not (a) cure such breach within fifteen (15) days after written notice from the non-breaching party, and (b) provide the non-breaching party with written notice of such cure, the non-breaching party shall have the right at its option to terminate this Agreement immediately and all licenses granted hereunder shall be deemed immediately terminated.
     7.3 Insolvency. Should either party (a) become insolvent, (b) make an assignment for the benefit of creditors, (c) file or have filed against it a petition in bankruptcy or seeking reorganization which is not dismissed within sixty (60) days, (d) have a receiver appointed or (e) institute any proceedings for liquidation or winding up, then the other party may, at its option and in addition to other rights and remedies it may have, terminate this Agreement immediately by written notice and all licenses granted hereunder shall be deemed immediately terminated upon receipt of such notice.
     7.4 Consequences of Termination. Upon termination of this Agreement, the licenses and rights granted hereunder and the obligations imposed hereunder shall cease except as otherwise expressly set forth herein. Upon termination, Licensee shall immediately return to Sonics the Deliverables, including all copies thereof. Sonics will not be liable to Licensee for damages of any sort solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement will be without prejudice to any other right or remedy of either party.
8. General Provisions.
     8.1 Limited Warranty. Sonics warrants that, for a period of ninety (90) days from shipment of the Deliverables, such Deliverables will be free from defects under normal use and that the unmodified Deliverables will meet Sonics’ published specifications. Sonics’ obligations under this warranty, at Sonics’ option, are limited to promptly providing the Licensee with a copy of corrected Deliverables (or portion thereof) or refunding the license fee and any maintenance fees paid hereunder related to such defective Deliverables. EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, THE DELIVERABLES AND CONFIDENTIAL INFORMATION PROVIDED BY SONICS TO LICENSEE ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.
     8.2 Indemnity for Infringement.
          (a) Indemnification. Sonics will [***] Licensee, Subsidiaries and Sublicensees against any liability resulting from any claim or action against Licensee, Subsidiaries and Sublicensees asserting that the Deliverables and/or the Sonics Licensed Core infringe any U.S., Japan, Taiwan or European Union copyright or any patent duly issued in the U.S., Japan, Taiwan or the European Union or, to Sonics’ knowledge, any trade secret or other intellectual property rights, provided [***].
          (b) Remedies. Should use of the Deliverables or the Sonics Licensed Core be found to infringe [***].
          (c) Exclusions. Sonics shall have no liability for, and Licensee shall defend and indemnify Sonics and its majority-owned subsidiaries from any third party claims made against Sonics to the extent such claims arise out of [***].
          (d) [***].

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

          (c) [***].
          (d) [***].
     8.3 Confidentiality.
          (a) Nondisclosure. Licensee and Sonics shall each maintain in confidence all Confidential Information communicated, discussed, delivered or made available to it by the other party, and except as required to fulfill the purposes of this Agreement, shall not use or disclose such Confidential Information to any third party, firm or corporation, including any agent, affiliate, subsidiary, consultant, customer, potential customer, independent contractor or subcontractor of the parties, without the prior written consent of the disclosing party, provided that, Licensee may disclose Confidential Information to Subsidiaries and Sublicensees sublicensed pursuant to Section 2.1 above and independent contractors pursuant to Section 2.8, provided, such Subsidiaries, Sublicensees and independent contractors agree to be bound by the confidentiality obligations set forth under this Agreement. Notwithstanding the foregoing, the receiving party may disclose the Confidential Information to its employees with a need to know such information, provided each employee shall be obligated in writing to keep such information confidential. Licensee may at anytime disclose written portions of Confidential Information to customers on a need-to-know basis to the extent deemed necessary by Licensee to market, sell and/or manufacture Devices for such customers provided such customer agrees to be bound by terms at least as restrictive as those set forth in the Agreement. Nothing in the foregoing sentence shall permit Licensee to transfer software contained in the Licensed Technology, the Licensed Tools, or the Sonics Licensed Core to third-parties, except as expressly permitted in Article 2. The obligations in this paragraph shall not apply if and to the extent the receiving party establishes that the Confidential Information:
               (i) was already known to the receiving party prior to its first receipt of the same from the disclosing party;
               (ii) was in the public domain on the Effective Date or is subsequently placed in the public domain by the disclosing party;
               (iii) was received by the receiving party in good faith from a third party lawfully in possession thereof and without an obligation of confidentiality to the disclosing party and without breach of this Agreement;
               (iv) was developed independently by the receiving party’s employees or subcontractors who have not had access to any of the disclosing party’s Confidential Information;
               (v) was required by law to be disclosed, provided that notice of such legally required disclosure is delivered to the disclosing party prior to disclosure so that the disclosing party may contest such disclosure; or
               (vi) was approved for release in advance and in writing by the disclosing party.
          (b) Copy. The receiving party shall not directly or indirectly cause or permit any Confidential Information to be copied or reproduced unless such copy or reproduction is necessary to fulfill the purposes of this Agreement. Any such copy shall be marked confidential and, when appropriate, marked as proprietary to the disclosing party.
          (c) No Right. Nothing in this Agreement shall confer upon the receiving party any right, title, interest or license in or to any Confidential Information received from the disclosing party, except and to the extent otherwise expressly stated in this Agreement.
          (d) Term. The obligations imposed by this Section 8.3 shall expire, with respect to any Confidential Information, ten (10) years after the receipt of such Confidential Information by the receiving party. Upon expiration or termination of this Agreement, the receiving party shall return to the disclosing party all

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

Confidential Information received from the disclosing party, together with any copies thereof in written or other tangible form, in the possession or control of the receiving party, its agents, affiliates or subcontractors, or shall certify in writing that all Confidential Information and any copies in written or other tangible form have been destroyed.
          (e) Compliance. The receiving party shall take all reasonable steps to ensure compliance of its directors, officers, employees, and subcontractors with the confidentiality provisions of this Agreement. Without limiting the foregoing, the receiving party agrees to take any step that the disclosing party reasonably requests to ensure compliance with this Section 8.3.
          (f) Relief. The receiving party acknowledges that any disclosure, or use of the Confidential Information or any part thereof, except as expressly permitted under this Agreement, shall diminish substantially the value to the disclosing party of its proprietary rights and interests and that legal remedies in such circumstances would be wholly inadequate. In such instance, the receiving party agrees that the disclosing party shall be entitled to seek equitable relief to protect its interest in and to the Confidential Information or any part thereof, including, but not limited to, seeking injunctive relief and/or the receiving party’s compliance with the provisions of this Agreement, as well as monetary and other damages available to it under any applicable law.
          (g) Access to Deliverables. Licensee agrees that the Deliverables furnished hereunder shall be treated as proprietary trade secrets of Sonics. Licensee shall use the same care for protecting Sonics proprietary trade secrets as Licensee uses for protecting its own proprietary trade secrets, but in no event less than reasonable care. Licensee represents that it maintains a reasonable system to protect its own confidential business information, including written agreements with its employees, and that the Deliverables will be protected by such system to the same extent.
     8.4 Solicitation. Licensee and Sonics each agrees that it shall not, for a period of two (2) years from the Effective Date, solicit or induce any of the other party’s employees to leave the other party’s employment. Notwithstanding the foregoing, a party may hire any of the other party’s employees who voluntarily applies to that party without solicitation or inducement by that party.
     8.5 Severability. If any provision of the Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions thereof.
     8.6 Nonassignment. Neither this Agreement nor any interest therein or part thereof shall be transferable or assignable by either party, by operation of law or otherwise, without the other party’s prior written consent.
     8.7 Damage Limitation. INDEPENDENT OF ANY REMEDY LIMITATION HEREOF, AND REGARDLESS OF WHETHER THE PURPOSE OF SUCH REMEDY IS SERVED, IT IS AGREED THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF REVENUE, INTERRUPTION OF SERVICE, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL SONICS’ AGGREGATE LIABILITY UNDER ANY LEGAL THEORY RELATED TO THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO TWO (2) TIMES THE AGGREGATE AMOUNT OF LICENSE FEES PAID BY LICENSEE TO SONICS HEREUNDER FOR THE INFRINGING DEVICE DESIGN.
     8.8 Governing Law. This Agreement shall be governed by and enforced in accordance with California law as applied to contracts entered into in California by California residents to be performed entirely within the State of California and exclusive of any law or principle that would apply the law of any other jurisdiction. The parties shall strive to settle any dispute, controversy or claim arising from or in connection with the interpretation or performance of this Agreement through amicable consultations. In case no settlement can be reached through such consultations, the dispute, controversy or claim shall then be settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with these rules. The arbitration shall be held in Santa Clara County, California. The arbitration proceedings and all pleadings, documents, correspondence and the arbitration award shall be in English. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     8.9 Waiver. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or of any other right power or privilege.
     8.10 Other Licenses. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise upon either party hereunder any license or other right except the licenses and rights expressly granted hereunder to a party hereto.
     8.11 Export. Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of Japan or the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities. Each party hereby certifies that such party will not use technical information supplied by the other party hereunder for any purpose to develop or manufacture nuclear, chemical or biological weapons or missiles (hereafter “weapons of mass destruction”) nor for any other military purpose. Each party further certifies that it will not sell any products manufactured using the other party’s technical information to any party if it knows that the end-user of the products will use them for the development and/or manufacture of weapons of mass destruction and/or for any other military purpose.
     8.12 Entire Agreement. This Agreement and its Exhibits contain the entire Agreement and understanding between the parties with respect to the subject matter hereof and merges and supersedes all prior oral and written agreements, understandings and representations. No addition or modification to this Agreement is valid unless made in writing and signed by both parties hereto.
     8.13 Conflict. In the event the terms and conditions of any Exhibit shall conflict, or be inconsistent, with the terms and conditions of this Agreement, such Exhibit will be the controlling document.
     8.14 Survival. The provisions of the sections entitled Section 1 (Definitions), 2.1 (License (paragraph (b) only)), Section 2.2 (Restrictions on Use), Section 2.3 (Proprietary Markings), Section 2.5 (Copying), Section 2.6 (Limitations), Section 2.7 (Confidentiality of Agreement), Section 2.8 (Independent Contractors), Section 2.9 (Liability for Third Party Actions), Section 2.10 (Additional Sublicense Restrictions), Section 3 (Proprietary Ownership Rights), Section 5 (Fees and Royalties), Section 6 (Payment and Accounting), Section 7.4 (Consequences of Termination), Section 8.1 (Limited Warranty), Section 8.2 (Indemnity for Infringement), Section 8.3 (Confidentiality), Section 8.4 (Solicitation), Section 8.5 (Severability), Section 8.6 (Nonassignment), Section 8.7 (Damage Limitation), Section 8.8 (Governing Law), Section 8.9 (Waiver), Section 8.10 (Other Licenses), Section 8.11 (Export), Section 8.12 (Entire Agreement), Section 8.13 (Conflict), Section 8.14 (Survival), Section 8.16 (Heading), Section 8.17 (No Agency) and Section 8.19 (Notice) shall survive the expiration or termination of this Agreement.
     8.15 Force Majeure. Neither party shall be responsible or liable to the other party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotion, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions, by any government or any agency thereof, acts of God, earthquakes, storms, fires, accidents, strikes, sabotages, explosions, or other similar or different contingencies beyond the reasonable control of the respective parties hereto. If, as a result of legislation or governmental action, either party or both parties are precluded from receiving any benefit to which they are entitled hereunder, the parties hereto shall review the terms of this Agreement so as to restore such party or parties to the same relative positions as previously obtained or contemplated hereunder.
     8.16 Headings. The headings of the Sections hereof are inserted for reference only and shall have no effect on the interpretation of this Agreement.
     8.17 No Agency. Nothing herein contained shall be construed to constitute the parties hereto as partners or joint ventures or the agent of another party in any sense of those terms whatsoever. Neither party assumes any liability of the other party nor shall have any authority to enter into any binding obligation on behalf of the other party.

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     8.18 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but such counterparts together shall constitute only one and the same instrument.
     8.19 Notice. Unless either party notifies the other of a different address, any notice or other communication required or permitted hereunder shall be sufficiently given, if sent by overnight delivery, registered mail, postage prepaid, return receipt requested, addressed as follows:

For Sonics:	For Licensee:

Sonics, Inc.	Toshiba Corporation
2440 W. El Camino Real, Ste. 600	580-1, Horikawa-cho,
Mountain View, CA 94040	Saiwai-ku,
Kawasaki 212-8520
Attention: President	JAPAN
w/copy to: Director, Legal Affairs	Attention: General Manager, System LSI Design Dept., System LSI Division, Semiconductor Company w/copy to: General Manager, Legal Affairs & Contracts Division, Semiconductor Company

SONICS/TOSHIBA CONFIDENTIAL	EXECUTION COPY

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

SONICS, INC.		TOSHIBA CORPORATION

By:	/s/ Martin Kovacich	By:	/s/ Shigeo Koguchi

Name: Martin Kovacich		Name: Shigeo Koguchi

Title: CFO		Title: President & CEO, Semiconductor Company

EXHIBIT A
TECHNOLOGY SCHEDULE
to the
TECHNOLOGY LICENSE AGREEMENT
          This Technology Schedule (“Schedule”) states that Licensee wishes to license from Sonics and Sonics will license to Licensee Sonics Intellectual Property Rights associated with the Sonics Licensed Core and the Deliverables listed below subject to the terms and conditions of the Technology License Agreement (the “Agreement”) executed on March 26, 2003, and amended and restated on October 29, 2003 and this Technology Schedule.
1.	Licensed Technology
A.	SiliconBackplane™ MicroNetwork (“SB”)
SB is a high performance, configurable interconnect technology. The following are some of the features of SB:
–	User selected pipelining data path width scales raw data bandwidth from 50MBytes/s to 4GBytes/second at 250MHz.

–	User defined access control delivers high bandwidth utilization (over 90% for networking data sets).

–	Hardware threading simultaneously guarantees realtime quality of service to multiple data flows.

–	Agents decouple IP cores.

–	Manages data, control, and manufacturing test flows.

–	If pre-characterized, then will enable rapid performance analysis with guaranteed timing closure.

–	Optional programmable registers enable runtime operating flexibility.

–	Fully automated netlist hookup.

–	Full GUI, with configuration, computed defaults, and timing constraint generator.

–	Simple floorplan interface.

–	Hierarchical synthesis script generation.

–	Integrated support for system service (programmable arbitration, and address map).
B.	MemMax Memory Scheduler
MemMax is a high performance, configurable memory access scheduler. The following are some of the features of MemMax:
–	User selected memory dataflow scheduling to optimize DRAM utilization for multiple dataflow traffic.

–	User selected global and per-thread scheduling parameters.

–	Maximum throughput of 2.4GBytes/second at 150MHz.

–	Standard OCP interface to the memory controller enables independence from changes in DRAM controller.

–	Configurable data width, address width, and OCP interfaces.

–	GUI dialog boxes, with configuration and timing constraint generator.

–	Programmable prefetch to improve performance across SB.

     2. Deliverables

SiliconBackplane Deliverables	Confidential	Commercial	Delivery Date
Documentation
Relevant product guides and manuals and other
related technical collaterals	Ö		[***]
Tools
CoreCreator Tool Suite (including user manuals)	Ö		[***]
SOCCreator Tool Suite (including user manuals)	Ö		[***]
Keys for the tools valid for one year	Ö		[***]
Design Data
SiliconBackplane MicroNetwork RTL Generator	Ö		[***]
Synthesis & Simulations
Synopsys Design Compiler Scripts Generator	Ö		[***]
Simulations Scripts Generator	Ö		[***]
Timing Analysis
Pre-layout Primetime template Generator	Ö		[***]
Verification & Test
Quick Models Generators	Ö		[***]
Simulation & Verification Test Bench RTL Generators	Ö

MemMax Deliverables	Confidential	Commercial	Delivery Date
Documentation
Relevant product guides and manuals and other
related technical collaterals	Ö		[***]
Tools
SOCCreator based Dialog boxes for configuration of MemMax	Ö		[***]
Keys for the tools valid for one year	Ö		[***]
Design Data
MemMax RTL Generator	Ö		[***]
Synthesis & Simulations
Synopsys Design Compiler Scripts Generator	Ö		[***]
Simulations Scripts Generator	Ö		[***]
Timing Analysis
Pre-layout Primetime template Generator	Ö		[***]
Verification & Test
Quick Models Generators	Ö		[***]

3.	License Fee
          Licensee agrees to pay Sonics non-refundable design license fees for all Devices designed or developed by, or for, Licensee, its Subsidiaries or Sublicensees, in accordance with the following tables, for the license rights granted to Licensee and Subsidiaries in Section 2 of the Agreement. Licensee shall deliver to Sonics in writing a Commencement Notice within thirty (30) days of the start of development of each Device identifying the development project name to which the Deliverables are applied. If the SB or MemMax did not perform technically as described and documented for any specific design, such design shall not count as a design in the below table.

Number of Designs Incorporating SB or MemMax	License Fee
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Payment Due	Amount Due
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
          [***].
          The Valiant Device commenced by Licensee under the Valiant Agreement shall not count as a design use in the above table. The Hidden Dragon Device commenced by Licensee’s Subsidiary, TAEC, under the TAEC Agreement shall be counted as a design in the above table.
4.	Royalties
          Licensee agrees to pay Sonics a royalty for each Device Sold by Licensee or Subsidiaries in accordance with the Agreement and per this Technology Schedule as set forth below:

Royalty
Product	Total Devices	(% of Net Sales)
SiliconBackplane MicroNetworks and MemMax	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
          Total Device volume refers to the cumulative number of Devices Sold by Licensee or Subsidiaries under the terms of this Technology Schedule.
          Royalties for the Valiant Device commenced by Licensee under the Valiant Agreement shall not be calculated under the above table, but rather under the royalty provisions of the Valiant Agreement. Royalties, for the Hidden Dragon Device commenced by Licensee’s Subsidiary, TAEC, under the TAEC Agreement shall be calculated in accordance with the above table.
5.	Maintenance and Support Fee
          Licensee agrees to pay Sonics a non-refundable maintenance fee as set forth below. This fee is due and payable upon acceptance of the Deliverables by Licensee as provided in Section 4.2 of the Agreement. The fees for Maintenance are actually paid over the Term of the contract as an annual maintenance fee. However, the first year maintenance fee is covered by the initial payment of the License Fee, thus the payment of annual maintenance fee starts from the first anniversary from the Effective Date (the Total Maintenance Fee below is exclusive of the first year maintenance fee included in the initial payment of the License Fee). Note that for the purposes of the maintenance fee calculation Licensee’s Microelectronics Center and OME Works shall be deemed one Licensee site.

Licensed Product	Total Maintenance Fee	Annual Maintenance Fee
SB	[***]	[***]
MemMax	[***]	[***]
Total	[***]	[***]
The following services (“Maintenance”) shall be provided:

–	Sonics will assign a program manager as Licensee’s point of contact. The program manager will support Licensee with the SB and the Deliverables.

–	Sonics will provide Licensee with Updates on the date of general release.

–	Sonics will provide bug fixes in its general Update release dates.

–	If Licensee reports a bug or a problem, then Sonics will correct such problem and, depending on the severity of the problem, Sonics will provide Licensee with a fix as soon as commercially possible.

–	Sonics will provide [***] of phone and e-mail support on the SB, MemMax and the Deliverables via Sonics’ assigned customer support engineer. Support hours will not include time spent on bug fix support. Licensee shall appoint an internal point of contact for technical issues who will interface with the Sonics customer support engineer during the Term of the Agreement.
               Sonics will provide a training class at Sonics’ Mountain View training center for up to [***] Licensee engineers per class at a rate of [***], plus any incurred travel expenses (discounted economy class travel) if such training class is held outside Sonics locations. Each training class will consist of the following:
–	Training on CoreCreator and Open Core Protocol interfaces.

–	Training on SOCCreator and the SB and MemMax.

–	System analysis using SOCCreator.
               Upon Toshiba’s written request for Sonics technical support and Sonics’ acceptance thereof, Toshiba shall pay to Sonics [***] for [***] of phone and email support on the Licensed Technology for that Device. Additional technical support may be purchased for each Device in blocks of [***] for [***] up to a total of [***] per Device after which Toshiba shall receive technical support on such Device at no additional cost. Engineers at Toshiba not involved in any specific design project described in any Commencement Notice, but seeking for general technical support by Sonics, may also request technical support at the rate of [***] for [***], but shall not be subject to the per Device maximum support cost.
     6.      Additional Engineering Services
               Sonics will also offer additional engineering support services (“Engineering Services”) to Licensee as part of a separate, value-added engineering or design services consulting arrangement. The work required will be fully scoped to Licensee’s requirements and clearly defined in a separate “Statement of Work.”
               Such Engineering Services work will be delivered on either a fixed fee or a time-and-materials basis. Time-and-materials based Engineering Services will be charged using Sonics’ standard Engineering Services rates (currently [***] per engineer-day, plus travel and expenses).
               Engineering Services work may consist of, but are not limited to, the following type of activities:
•	Support in tailoring of the SB, MemMax and the Deliverables to Licensee’s design flow.

•	Support of Licensee during the core “hardening” (implementing the core into the targeted process) stage of development.

•	Support in Licensee’s core conversion to OCP compliance.

•	Support in the integration and interface of the SB and MemMax within Licensee’s IC product design.

•	Guidance in SB and MemMax related issues during the system-level verification phase of the IC product development.

•	Memory Subsystem design

•	Custom OCP mergers splitters and cross bars
7.	Sublicense Fees and Royalties
          In the event Licensee or its Subsidiaries elects to grant to Sublicensees some or all of the sublicense rights pursuant to Section 2.1(c) of the Agreement, Licensee agrees to make the following payments under the following circumstances:
          Design Rights Fee: Subject to the restrictions on sublicensing contained in the Agreement, Licensee or its Subsidiaries may sublicense free-of-charge to Sublicensees the right for Sublicensees to internally use the Deliverables for the design and development of Devices for which Sonics has previously received a Commencement Notice pursuant to Section 3 of this Exhibit A.
          Third-Party Manufacturing Rights Fee: Subject to the restrictions on sublicensing contained in the Agreement, for each sublicense granted by Licensee or its Subsidiaries to Sublicensees of the right to manufacture or have manufactured a Device at a third-party semiconductor foundry (not at a Licensee semiconductor foundry) for sale or distribution by Sublicensees, Licensee shall pay to Sonics [***] for each Device containing one or more SB cores and [***] for each Device containing one or more MemMax cores.
          Royalties for Sales by Sublicensees: Subject to the restrictions on sublicensing contained in the Agreement, in the event that Devices are manufactured by a third-party semiconductor foundry and Sold by a Sublicensee (rather than by Licensee or its Subsidiaries), Licensee shall pay Sonics a royalty for each Device Sold by such Sublicensee (or its wholly-owned subsidiaries) at the rate of [***] of the Net Sales of each Device. For the sake of clarification, all Devices shall be royalty bearing in one, and only one, of two ways: (i) each Device Sold by Licensee or its Subsidiaries shall be royalty bearing under Section 4 of this Exhibit A and (ii) each Device Sold by Sublicensees that is manufactured at a Non-Toshiba Fabrication Facility shall be royalty bearing under this Section.
          Support and Training Fees: In the event Sonics is requested to provide support or training directly to Sublicensees, Licensee shall pay to Sonics (i) [***] for each fifty hour block of support provided to each Sublicensee, and (ii) [***] for each training class (plus travel) provided to any Sublicensee.
8.	Term
               The term of the Agreement shall begin on the Effective Date and, unless earlier terminated as provided in the Agreement, shall continue for a period of five (5) years thereafter (the “Term”); provided that, the licenses granted under Section 2 of the Agreement shall remain in effect until the end of life of each Device for which a design activity was commenced during the Term (as evidenced by the prior submission of a Commencement Notice). Further, as provided in Section 8.14 of the Agreement, certain rights survive any such termination or expiration. In the event Licensee’s use of the Deliverables, the SB or MemMax shall be enjoined for the reasons set forth in Section 8.2(b) of the Agreement, the Term shall be tolled during the period of enjoinment plus the amount of time necessary for end-users of the Device to verify any modifications to or replacements of the Deliverables.
9.	Program Managers

Business Manager: Technical Manager:
For Licensee:     [To be specified in an individual Commencement Notice]

For Sonics:	Hayssam Balach	John Ivie
	Managing Director – ASIA Pacific	Director, Applications Engineering
	2440 W. El Camino Real	2440 W. El Camino Real
	Suite 600	Suite 620
	Mountain View, CA 94040	Mountain View, CA 94040
	(650)605-6145	(650)938-2500 ext. 159
	Fax: (650)938-2577	Fax: (650)938-2577
	E-mail: hbalach@sonicsinc.com	E-mail: ivie@sonicsinc.com

ADDENDUM TO EXHIBIT A
TECHNOLOGY SCHEDULE
to the
TECHNOLOGY LICENSE AGREEMENT
For
SYNAPSE™ 3220 IP CORE
          This Technology Schedule (“Schedule”) states that Licensee wishes to license from Sonics and Sonics will license to Licensee Sonics Intellectual Property Rights associated with the Sonics Licensed Core and the Deliverables listed below subject to the terms and conditions of the Technology License Agreement (the “Agreement”) executed on March 26, 2003, and amended and restated on October ___, 2003 and this Technology Schedule.
          1. Licensed Technology
               Synapse™ 3220 IP Core
Synapse 3220 is a peripheral interconnect optimized to provide low-latency access to a large number of low bandwidth, low speed target IP cores. Synapse 3220 is a pipe-lined, multi-threaded and non-blocking interconnect, which allows overlapping of different transactions temporally.
          2. Deliverables

Synapse 3220 Deliverables	Confidential	Commercial	Delivery Date
Documentation
Relevant product guides and manuals and other related technical collaterals	Ö		[***]
Tools
CoreCreator Tool Suite (including user manuals)	Ö		[***]
SOCCreator Tool Suite (including user manuals)	Ö		[***]
Keys for the tools valid for one year	Ö		[***]
Design Data
Synapse 3220 RTL Generator	Ö		[***]
Synthesis & Simulations
Synopsys Design Compiler Scripts Generator	Ö		[***]
Simulations Scripts Generator	Ö		[***]
Timing Analysis
Pre-layout Primetime template Generator	Ö		[***]
Verification & Test
Quick Models Generators	Ö		[***]
Simulation & Verification Test Bench RTL Generators	Ö		[***]

A-1

          3. License Fee
               Licensee agrees to pay Sonics non-refundable design license fees for all Devices designed or developed by, or for, Licensee, its Subsidiaries or Sublicensees, in accordance with the following tables, for the license rights granted to Licensee and Subsidiaries in Section 2 of the Agreement. Licensee shall deliver to Sonics in writing a Commencement Notice within thirty (30) days of the start of development of each Device identifying the development project name to which the Deliverables are applied. If the Synapse 3220 did not perform technically as described and documented for any specific design, such design shall not count as a design in the below table.

Number of Designs
Incorporating Synapse	License Fee for each
3220	Device	Payment Due Date
[***]	[***]	Upon receipt of Commencement Notice for a Device incorporating a Synapse 3220 IP Core
[***]	[***]
          4. Royalties
               Licensee agrees to pay Sonics a royalty for each Device Sold by Licensee or Subsidiaries in accordance with the Agreement and per this Technology Schedule as set forth below:

Royalty
(% of Net
Product	Total Devices	Sales)
	[***]	[***]
	[***]	[***]
Synapse 3220	[***]	[***]
	[***]	[***]
	[***]	[***]
               Total Device volume refers to the cumulative number of Devices Sold by Licensee or Subsidiaries under the terms of this Technology Schedule.
               In the event Licensee sells Devices incorporating one or more different Sonics IP Cores (e.g., an SB IP Core and a Synapse 3220 IP Core), Licensee shall only have to pay a royalty equal to the highest royalty rate from any one (1) IP Core incorporated in such Devices.
          5. Maintenance and Support Fee
               Licensee agrees to pay Sonics a non-refundable maintenance fee as set forth below. This fee is due and payable upon receipt of a Commencement Notice for each Device incorporating a Synapse 3220 IP Core.

Licensed Product	Maintenance Fee
Synapse 3220	[***]
               The following services (“Maintenance”) shall be provided:
–	Sonics will assign a program manager as Licensee’s point of contact. The program manager will support Licensee with Synapse 3220 and the Deliverables.

A-2

–	Sonics will provide Licensee with Updates on the date of general release.

–	Sonics will provide bug fixes in its general Update release dates.

–	If Licensee reports a bug or a problem, then Sonics will correct such problem and, depending on the severity of the problem, Sonics will provide Licensee with a fix as soon as commercially possible.

–	Sonics will provide [***] of phone and e-mail support on the Synapse 3220 and the Deliverables via Sonics’ assigned customer support engineer. Support hours will not include time spent on bug fix support. Licensee shall appoint an internal point of contact for technical issues who will interface with the Sonics customer support engineer during the Term of the Agreement.
               Sonics will provide a training class at Sonics’ Mountain View training center for up to eight (8) Licensee engineers per class at a rate of [***] per class, plus any incurred travel expenses (discounted economy class travel) if such training class is held outside Sonics locations. Each training class will consist of the following:
–	Training on CoreCreator and Open Core Protocol interfaces.

–	Training on SOCCreator and the Synapse 3220.

–	System analysis using SOCCreator.
               Upon Toshiba’s written request for Sonics technical support and Sonics’ acceptance thereof, Toshiba shall pay to Sonics [***] for [***] of phone and email support on the Licensed Technology for that Device. Additional technical support may be purchased for each Device in blocks of [***] for [***] up to a total of [***] per Device after which Toshiba shall receive technical support on such Device at no additional cost. Engineers at Toshiba not involved in any specific design project described in any Commencement Notice, but seeking for general technical support by Sonics, may also request technical support at the rate of [***] for fifty (50) hours, but shall not be subject to the per Device maximum support cost.
          6. Additional Engineering Services
               Sonics will also offer additional engineering support services (“Engineering Services”) to Licensee as part of a separate, value-added engineering or design services consulting arrangement. The work required will be fully scoped to Licensee’s requirements and clearly defined in a separate “Statement of Work.”
               Such Engineering Services work will be delivered on either a fixed fee or a time-and-materials basis. Time-and-materials based Engineering Services will be charged using Sonics’ standard Engineering Services rates (currently [***] per engineer-day, plus travel and expenses).
               Engineering Services work may consist of, but are not limited to, the following type of activities:
•	Support in tailoring of the SB, MemMax, Synapse 3220 and the Deliverables to Licensee’s design flow.
•	Support of Licensee during the core “hardening” (implementing the core into the targeted process) stage of development.
•	Support in Licensee’s core conversion to OCP compliance.
•	Support in the integration and interface of the SB, MemMax, or Synapse 3220 within Licensee’s IC product design.
•	Guidance in SB, MemMax, and Synapse 3220 related issues during the system-level verification phase of the IC product development.
•	Memory Subsystem design
•	Custom OCP mergers splitters and cross bars
          8. Sublicense Fees and Royalties
          In the event Licensee or its Subsidiaries elects to grant to Sublicensees some or all of the sublicense rights pursuant to Section 2.1(c) of the Agreement, Licensee agrees to make the following payments under the following circumstances:

A-3

          Design Rights Fee: Subject to the restrictions on sublicensing contained in the Agreement, Licensee or its Subsidiaries may sublicense free-of-charge to Sublicensees the right for Sublicensees to internally use the Deliverables for the design and development of Devices for which Sonics has previously received a Commencement Notice pursuant to Section 3 of this Addendum to Exhibit A.
          Third-Party Manufacturing Rights Fee: Subject to the restrictions on sublicensing contained in the Agreement, for each sublicense granted by Licensee or its Subsidiaries to Sublicensees of the right to manufacture or have manufactured a Device at a third-party semiconductor foundry (not at a Licensee semiconductor foundry) for sale or distribution by Sublicensees, Licensee shall pay to Sonics [***] for each Device containing one or more Synapse 3220 cores.
          Royalties for Sales by Sublicensees: Subject to the restrictions on sublicensing contained in the Agreement, in the event that Devices are manufactured by a third-party semiconductor foundry and Sold by a Sublicensee (rather than by Licensee or its Subsidiaries), Licensee shall pay Sonics a royalty for each Device Sold by such Sublicensee (or its wholly-owned subsidiaries) at the rate of [***] of the Net Sales of each Device. For the sake of clarification, all Devices shall be royalty bearing in one, and only one, of two ways: (i) each Device Sold by Licensee or its Subsidiaries shall be royalty bearing under Section 4 of this Addendum to Exhibit A and (ii) each Device Sold by Sublicensees that is manufactured at a Non-Toshiba Fabrication Facility shall be royalty bearing under this Section.
          Support and Training Fees: In the event Sonics is requested to provide support or training directly to Sublicensees, Licensee shall pay to Sonics (i) [***] for each fifty hour block of support provided to each Sublicensee, and (ii) [***] for each training class (plus travel) provided to any Sublicensee.
          8. Term
               The term of this Addendum to Exhibit A shall begin on October ___, 2003 and, unless earlier terminated as provided in the Agreement, shall continue until the expiration of the Term in Exhibit A, thereafter (the “Term”); provided that, the licenses granted under Section 2 of the Agreement shall remain in effect until the end of life of each Device for which a design activity was commenced during the Term (as evidenced by the prior submission of a Commencement Notice). Further, as provided in Section 8.14 of the Agreement, certain rights survive any such termination or expiration. In the event Licensee’s use of the Deliverables or Synapse 3220 shall be enjoined for the reasons set forth in Section 8.2(b) of the Agreement, the Term shall be tolled during the period of enjoinment plus the amount of time necessary for end-users of the Device to verify any modifications to or replacements of the Deliverables.
          9. Program Managers

	Business Manager:	Technical Manager:
For Licensee:	[To be specified in an individual Commencement Notice]

For Sonics:	Hayssam Balach	John Ivie
	Managing Director – ASIA Pacific	Director, Applications Engineering
	2440 W. El Camino Real	2440 W. El Camino Real
	Suite 600	Suite 620
	Mountain View, CA 94040	Mountain View, CA 94040
	(650)605-6145	(650)938-2500 ext. 159
	Fax: (650)938-2577	Fax: (650)938-2577
	E-mail: hbalach@sonicsinc.com	E-mail: ivie@sonicsinc.co

A-4

EXHIBIT B
APPROVAL FORM

TO:	Sonics, Inc. (“Sonics”)	FROM:

ATTN:	Program Manager	AT:	Toshiba Corporation (“Licensee”)
FAX NO.:	(650) 938-2577	FAX NO.:

DATE:			(Please provide fax number to which

Sonics should respond.)
          The Licensee identified above requests approval from Sonics in accordance with the terms and conditions of the Technology License Agreement dated as of March ___, 2003, by and between Sonics and Licensee (the “License Agreement”) to use the third party identified below for the purpose identified below or hereby provides notice to Sonics as set forth below:
          That the following third party shall be approved as a contractor to be used by Licensee in exercising its internally developed or internal design rights as permitted under Section 2.1 of the License Agreement pursuant to the Technology Schedule attached to the License Agreement as Exhibit A:

Third Party Contractor:
Address:

Country:

Contact Name:

Telephone/Fax:

Email:

Nature of Work to be Performed:

SONICS, INC.

By:

Name:

Title:

Date:

B-5

EXHIBIT C
FORM OF COMMENCEMENT NOTICE
Commencement Notice

TO:	Sonics Inc. (“Sonics”)	FROM:

ATTN:	Program Manager	AT:	Toshiba Corporation (“Licensee”)
FAX NO.:	(650) 938-2577	FAX NO.:

DATE:			(Please provide fax number to which

Sonics should respond)
In accordance with the terms and conditions of the Technology License Agreement entered into by and between Licensee and Sonics as of                     , 2003 (the “Agreement”) and pursuant to Section 3 in Exhibit A of the Agreement, Licensee hereby notifies Sonics of the start of development of a new Device as identified below:
Development of the following Device has been commenced as of                     , 200_, using the Deliverables set forth in the Technology Schedule(s) attached to the Agreement.

Project Name:	Device being designed by: (check one)

___ Licensee (or Subsidiary)

Design Site for the Device:	___ Sublicensee: [Name]

Description of Device:
Licensee’s Project Manager for this project

Business Manager	Technical Manager

[Name]	[Name]

[Title]	[Title]

[Address]	[Address]

[Tel]	[Tel]

[Fax]	[Fax]

[E-mail]	[E-mail]

Signature

C-1

EXHIBIT D
Minimum Provisions for Sublicense Agreements with Sublicensees
1.	The Deliverables may only be used by Sublicensee as sublicensed by Licensee in the sublicense agreement, but in no event in excess of the license grants in Section 2.1 of the Agreement.
2.	Sublicensee may not transfer or sublicense the License Technology to any entity other than Sublicensee’s wholly-owned subsidiaries, and then only under the same terms and conditions of the sublicense agreement. Sublicensee may not assign or transfer the sublicense agreement
3.	Sublicensee agrees to restrictions on the use of Licensed Technology at least as restrictive as those in Article 2 of the Agreement.
4.	Sublicensee agrees to confidentiality provisions at least as restrictive as Section 8.3 of the Agreement.
5.	Licensee shall have audit rights at least once per year to audit Sublicensee’s compliance with the payment of fees and royalties.
6.	Licensee shall have the right to terminate the sublicense agreement immediately upon breach by Sublicensee.
7.	Upon expiration or termination of the sublicense agreement, Sublicensee shall return all copies in its possession of the Licensed Technology and Confidential Information to Licensee.

D-1